EXHIBIT 4.1


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STANDARD & POOR'S          Frank A. Ciccotto, Jr.    55 Water Street, 45th Floor
The McGraw Hill Companies  Senior Vice President     New York, NY  10041
                           Securities Evaluations    Tel. 212-438-4417
                                                     Fax 212-438-7748
                                                     frank_ciccotto_jr@sandp.com

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                                  May 17, 2010


Van Kampen Funds Inc.
1221 Avenue of the Americas
New York, New York  10020

The Bank of New York Mellon
2 Hanson Place
12th Floor
Brooklyn, New York 11217

Unit Investment Trust Dept.


         Re:      Van Kampen Unit Trusts, Municipal Series 889
                  Insured Municipals Income Trust, Series 603
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Gentlemen:

   We have examined Registration Statement File No. 333-165239 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ Frank A. Ciccotto

                                                               Frank A. Ciccotto
                                         Senior Vice President & General Manager